UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2018

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2018, Graco Inc. (the “Company”) announced the following management changes effective immediately.

Mark W. Sheahan, 54, will become Chief Financial Officer and Treasurer. Mr. Sheahan joined the Company in 1995 and served as Vice President and General Manager, Applied Fluid Technologies Division from February 2008 to present. He served as Chief Administrative Officer from September 2005 until February 2008, and as Vice President and Treasurer from December 1998 to September 2005. Prior to becoming Treasurer in December 1996, Mr. Sheahan served as Manager, Treasury Services.

Christian E. Rothe, 44, will become President, Worldwide Applied Fluid Technologies Division. Mr. Rothe joined the Company in June 2011 and served as Chief Financial Officer and Treasurer from September 2015 to present. He served as Vice President and Treasurer from June 2011 until September 2015. Prior to joining the Company, Mr. Rothe held various positions in business development, accounting and finance, including, most recently, at Gardner Denver, Inc., a manufacturer of highly engineered products, as Vice President, Treasurer from January 2011 to June 2011, Vice President - Finance, Industrial Products Group from October 2008 to January 2011, and Director, Strategic Planning and Development from October 2006 to October 2008.

As of the date of this Form 8-K, there had been no compensatory actions taken in connection with these management changes that would be reportable under Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1     Press Release dated June 18, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date:	June 18, 2018	By:	/s/ Karen Park Gallivan ______________________
Karen Park Gallivan
Its: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99.1	Press Release dated June 18, 2018	Filed Electronically